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                                                                    EXHIBIT 10.1


                                PALL CORPORATION

                          2005 STOCK COMPENSATION PLAN

                                      _____


    1.   PURPOSE

         This document sets forth the Pall Corporation 2005 Stock Compensation Plan as adopted by the Board of Directors of Pall Corporation on September 17, 2004, approved by shareholders at the 2004 Annual Meeting of Shareholders on November 17, 2004 and amended by the Board of Directors on July 19, 2005.

         The purpose of the Plan is to attract and retain individuals of outstanding ability to serve as employees in positions of responsibility with the Corporation and its Affiliated Companies, or to serve as non-employee directors of the Corporation, by providing them with the opportunity to acquire a proprietary interest (or to increase their proprietary interest) in the Corporation, and to provide them with incentives and awards that will motivate their efforts and contributions towards the success of the Corporation and its Affiliated Companies and the growth of their businesses.

    2.   DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "AFFILIATED COMPANIES" shall mean each direct or indirect subsidiary of the Corporation.

         "ANNUAL AWARD UNITS" shall mean Units awarded to an Eligible Director pursuant to Section 8.

         "ANNUAL AWARD GRANT DATE" shall mean, with respect to any calendar year beginning on or after January 1, 2005, January 5 of such year or, if January 5 of such year is not a Trading Day, the next day following January 5 of such year that is a Trading Day.

         "AWARD" shall mean the grant of any Option, Share or Unit to any Eligible Employee or Eligible Director under the Plan.

         "BENEFICIARY" shall mean the person or persons designated by a Participant in accordance with Section 15 to receive any payment that is required to be made under the Plan upon or after the Participant's death.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

         "CEO" shall mean the Chief Executive Officer of the Corporation.




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         "CHANGE IN CONTROL" means the occurrence of any of the following:

         (a) the "Distribution Date" as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Corporation and United States Trust Company of New York as Rights Agent, as amended by Amendment No. 1 thereto dated April 20, 1999, and as the same may have been further amended or extended to the time in question or in any successor agreement (the "Rights Agreement"); or

         (b) any event described in Section 11(a)(ii)(B) of the Rights Agreement; or

         (c)      any event described in Section 13 of the Rights Agreement; or

         (d) the date on which the number of duly elected and qualified directors of the Corporation who were not either elected by the Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Corporation as fixed by its by-laws;

provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 12 hereof shall exist (other than the rights provided for in Section 12(b) hereof), to the extent that the Board of Directors so determines by resolution adopted and not rescinded prior to the Change in Control.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" shall mean (i) the Board of Directors, with respect to any Award that may be granted, or that has been granted, to any Eligible Director;
(ii) the Compensation Committee, with respect to any Award that may be granted, or that has been granted, to any Eligible Employee, except as otherwise provided in (iii); or (iii) the CEO, with respect to those specific matters pertaining to Awards to Eligible Employees who are not Elected Officers that are within the scope of the authority granted to the CEO under Section 14(d) or delegated to the CEO by the Compensation Committee under to Section 14(e).

         "COMMON STOCK" shall mean the common stock ($0.10 par value) of the Corporation.

         "COMPENSATION COMMITTEE" shall mean the Compensation Committee of the Board of Directors.

         "CORPORATION" shall mean Pall Corporation, a New York Corporation.

         "COVERED EXECUTIVE" shall mean, with respect to any Award granted hereunder, any individual who at the Date of Grant of such Award is a "Covered Employee" of the Corporation for such year for purposes of section 162(m) of the Code.

         "DATE OF GRANT" shall mean, with respect to any Award, the date on which the Committee approves the grant of such Award, or such later date as may be specified as the date of grant of such Award in the instrument evidencing the grant of such Award.



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         "DISABILITY" shall mean, with respect to any Eligible Employee, such employee's "permanent and total disability" as defined in section 22(e)(3) of the Code or any successor provision.

         "DIVIDEND EQUIVALENT UNITS" shall mean additional Units credited with respect to a Participant's Restricted Units, Performance Units, or Annual Award Units pursuant to Section 6(c), Section 7(b) or Section 8(b).

         "DIVIDEND PAYMENT DATE" shall mean each date on which the Corporation pays a dividend on its Common Stock.

         "ELECTED OFFICER" shall mean any individual who is an Elected Officer under Section 4.01(a)(i) of the By-Laws of the Corporation.

         "ELIGIBLE DIRECTOR" shall mean any member of the Board of Directors who is not an employee of the Corporation or any of its Affiliated Companies.

         "ELIGIBLE EMPLOYEE" shall mean any employee of the Corporation or any of its Affiliated Companies who, in the judgment of the Committee, is expected to make significant contributions to the success of the Corporation and its Affiliated Companies and to the growth of their businesses.

         "FAIR MARKET VALUE" shall mean, with respect to any Share or Unit or any fractional Share or fractional Unit as of any date of reference herein, the closing price of a share of Common Stock as reported in the New York Stock Exchange Consolidated Transactions for such date or, if such date is not a Trading Day, on the next Trading Day preceding such date.

         "INCENTIVE STOCK OPTION" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code.

         "NON-QUALIFIED STOCK OPTION" shall mean an Option that is not an Incentive Stock Option.

         "OPTION" shall mean an option to purchase Shares granted pursuant to
Section 5 of the Plan or, solely for purposes of Section 5(h)(ii), granted under any other stock option plan maintained by the Corporation.

         "PARTICIPANT" shall mean any Eligible Employee or Eligible Director who holds an Award granted under the Plan, and any successor, permitted transferee or Beneficiary that succeeds to such individual's interest in such Award.

         "PERFORMANCE GOALS" shall mean the performance goals established by the Committee in connection with Awards granted to Eligible Employees under Section 7 that must be met in order for payment to be made with respect to such Awards.

         "PERFORMANCE PERIOD" shall mean the period established by the Committee for measuring whether, and to what extent, any Performance Goals established in connection with any Award granted under Section 7 hereof have been met.



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         "PERFORMANCE SHARES" shall mean Shares that may be issued and delivered at the end of a Performance Period pursuant to an Award made to an Eligible Employee under Section 7, depending on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in
Section 7.

         "PERFORMANCE UNITS" shall mean Units credited to an Eligible Employee at the beginning of a Performance Period pursuant to an Award made to such employee under Section 7, and any Dividend Equivalent Units that are credited to the employee with respect to such Units during such Performance Period, payment with respect to which Units and related Dividend Equivalent Units depends on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Section 7.

         "PLAN" shall mean the Pall Corporation 2005 Stock Compensation Plan, as set forth herein and as amended from time to time.

         "PRO RATA PORTION" shall mean, with respect to any portion of the Restricted Shares or Restricted Units granted pursuant to an Award made hereunder to an Eligible Employee, or with respect to any Performance Shares or Performance Units included in an Award made hereunder to an Eligible Employee, the percentage determined by dividing (i) the number of months in the period commencing on the first day of the Restricted Period established for such portion of the Restricted Shares or Restricted Units so granted, or the Performance Period established for the Performance Shares or Performance Units so awarded, and ending on the date of the Eligible Employee's Termination of Employment, by (ii) the total number of months in such Restricted Period, or in such Performance Period.

         "RESTRICTED PERIOD" shall mean the period of time during which Restricted Shares or Restricted Share Units are subject to Restrictions as set forth in Section 6.

         "RESTRICTED SHARES" shall mean Shares which are granted subject to Restrictions pursuant to Section 6.

         "RESTRICTED UNITS" shall mean Units credited to an Eligible Employee subject to Restrictions at the beginning of a Restricted Period pursuant to an Award made to such employee under Section 6, and any Dividend Equivalent Units that are credited to the employee with respect to such Units during such Restricted Period as provided in Section 6.

         "RESTRICTIONS" shall mean the restrictions to which Restricted Shares or Restricted Units are subject under the provisions of Section 6.

         "RETIREMENT" shall mean the termination of a Participant's employment with the Corporation and all of its Affiliated Companies, if at the time of such termination of employment the Participant has attained age 62 and is eligible to receive a Retirement Benefit under the Pall Corporation Cash Balance Pension Plan or (ii), in the case of any Participant who is not a resident of the U.S., a similar type of benefit under any plan or program maintained by the Corporation or any of its Affiliated Companies (or to which the Corporation or any of its Affiliated Companies makes contributions) that provides benefits to Employees upon their retirement.



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         "SHARE" shall mean a share of Common Stock.

         "TERMINATION OF BOARD MEMBERSHIP" shall mean, with respect to any Eligible Director, his or her ceasing to be a member of the Board of Directors.

         "TERMINATION OF EMPLOYMENT" shall mean, with respect to any Eligible Employee, his or her ceasing to be employed by the Corporation or any of its Affiliated Companies.

         "TRADING DAY" shall mean any day on which the New York Stock Exchange is open for trading.

         "UNIT" shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a shareholder of such share, (including among the rights which the holder of a Unit does not have are the right to vote such share and the right to receive dividends thereon), except to the extent otherwise specifically provided herein.

    3.   AWARDS

         (a) Form of Awards. Awards under the Plan may be made in the form of Options, Restricted Shares, Restricted Units, Performance Shares, Performance Units, and Annual Award Units. An Award in any of the foregoing forms other than Annual Award Units may be granted to any individual Eligible Employee, or to any group of Eligible Employees, upon terms and conditions that differ from the terms and conditions upon which any other Awards in the same form are made to other individual Eligible Employees or groups of Eligible Employees.

         (b) Written Instrument. Each Award made to an Eligible Employee or Eligible Director under the Plan shall be evidenced by a written instrument in such form as the Committee shall prescribe, setting forth the terms and conditions of the Award. The instrument evidencing the grant of any Award hereunder shall specify that the Award shall be subject to all of the terms and provisions of the Plan as in effect from time to time but subject to the limitation on amendments set forth in Section 16 of the Plan.

         (c) Surrender and Exchange of Awards. The Committee may in its discretion grant to a Participant who has been granted an Award under the Plan or an award under any other employee compensation or benefit plan maintained by the Corporation or any of its Affiliates (any such Award or award is referred to herein as a "Prior Award"), in exchange for the surrender and cancellation of such Prior Award or any portion thereof, a new Award under the Plan. As the Committee may determine in its discretion, the new Award so granted may be in a form different than that of the Prior Award surrendered, and may be granted subject to terms and conditions that differ from those to which the surrendered Prior Award were subject. Notwithstanding the foregoing, no grant of a new Award in exchange for a Prior Award may be made hereunder unless (i) the aggregate fair value of the new Award does not exceed the aggregate fair value of the Prior Award, determined as of the time the new Award is granted; and (ii) the grant of the new Award would not constitute a "repricing" of any Option or would not otherwise be treated as a "material revision" of the Plan for purposes of the applicable rules of the New York Stock Exchange.





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    4.   SHARES AVAILABLE FOR AWARDS

         Shares distributed in respect of Awards made under the Plan may be authorized but unissued Shares, Shares held in the treasury of the Corporation, or Shares purchased by the Corporation on the open market at such time or times and in such manner as it may determine. The Corporation shall be under no obligation to issue or acquire Shares in respect of an Award made under the Plan before the time when delivery of Shares is due under the terms of the Award. The number of Shares available for distribution in respect of Awards made under the Plan shall be subject to the following limitations:

         (a) The aggregate number of Shares that may be distributed in respect of Awards made under the Plan shall be limited to 5,000,000 Shares. Of that aggregate number, no more than 2,500,000 Shares in the aggregate shall be available for Awards of Restricted Shares, Restricted Units, Performance Shares, Performance Units and Annual Award Units. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan shall not exceed 2,500,000 Shares.

         (b) Upon the grant of any Award, the overall aggregate number of Shares available for further Awards under the Plan, and if the Award so granted was in a form subject to a limitation on the aggregate number of shares available for Awards in that form, the aggregate number of Shares available for further Awards under the Plan in that form, shall be reduced by the number of Shares subject to the Award so granted.

         (c) There shall be added back to the aggregate number of Shares available for the grant of Awards under the Plan, as determined under (a) and
(b) above, the following: (i) any Shares as to which an Option granted hereunder has not been exercised at the time of its expiration, cancellation or forfeiture; (ii) any Shares that otherwise would have been issued upon the exercise of an Option granted hereunder that are surrendered in payment of the exercise price of such Option; (iii) any Shares included in any other form of Award granted hereunder, to the extent that the Participant's right to receive such Shares, or any cash payment in settlement of such Award, becomes forfeited;
(iv) any Shares that otherwise would have been issued upon the exercise of an Option or in payment with respect to any other form of Award granted hereunder, that are surrendered in payment or partial payment of taxes required to be withheld with respect to the exercise of such option or the making of such payment; (v) any Shares represented by Restricted Units or Performance Units granted hereunder as to which payment is made in cash instead of by the issuance and delivery of Shares; and (vi) any Shares subject to an Option granted hereunder, or covered by any other form of Award made hereunder, to the extent such Option or other Award is surrendered in exchange for any other Award made hereunder, subject to the limitations set forth in the last sentence of Section 3(c) hereof.

         (d) The limitations provided in this Section 4 shall be subject to adjustment as provided in Section 13.

    5.   AWARDS OF OPTIONS.

         Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Options may be granted under the Plan to such Eligible Employees for the purchase of such number of Shares, at such times, and upon such terms and conditions, as the Committee in its discretion may determine. Options shall be granted in accordance with the provisions set forth below.





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         (a) Type of Options. Each Option granted hereunder shall be identified in the instrument evidencing such grant as either (i) an Option intended to be treated as an Incentive Stock Option, or (ii) an Option that shall be treated as a Non-Qualified Stock Option.

         (b) Maximum Number of Shares Subject to Options. The total number of Shares with respect to which Options may be granted to any Eligible Employee during any period of 24 consecutive months shall not exceed 300,000 Shares, subject to adjustment as provided in Section 13.

         (c) Term of Options. The term during which an Option may be exercised shall be such period of time as determined by the Committee and specified in the Option, but in no event may the term of any Option exceed ten years from the Date of Grant of the Option. Notwithstanding any other provision in the Plan to the contrary, no Option may be exercised after its expiration.

         (d) Exercise of Options. Each Option granted hereunder shall become exercisable, in whole or in part, at such time or times during its term as the instrument evidencing the grant of such Option shall specify. To the extent that an Option has become exercisable pursuant to the preceding sentence, it may be exercised thereafter at any time or from time to time during its term, as to any or all Shares as to which the Option has become and remains exercisable, subject to the provisions of (e) below.

         (e) Termination of Employment. Except as the instrument evidencing the grant of an Option may otherwise provide, the portion of any outstanding Option held by an Eligible Employee on the date of his or her Termination of Employment that has not become exercisable prior to such date, and the portion of such Option which was exercisable but had not been exercised prior to such date, shall be forfeited on such date.

         The instrument evidencing the grant of an Option may provide for the portion of the Option that is exercisable at the time of the Eligible Employee's Termination of Employment to remain exercisable, and for the portion of such Option that is not yet exercisable at such time to become exercisable in accordance with the terms of the Option and remain exercisable thereafter, during such period of time after the date on which the Eligible Employee's Termination of Employment occurs (but not beyond the expiration of the term of the Option), in such circumstances and subject to such terms and conditions, as are specified in such instrument. However, to the extent that any Option granted hereunder to an Eligible Employee as an Incentive Stock Option is exercised more than three months after the date of such employee's Termination of Employment for any reason other than Disability, or more than one year after such date if the employee's Termination of Employment occurred because of Disability, the Option shall be treated as a Non-Qualified Stock Option for purposes of the Plan.





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         (f) Exercise Price and Method of Exercise. The price at which Shares may be purchased upon any exercise of an Option shall be the price per share determined by the Committee and specified in the instrument evidencing the grant of such Option, but in no event shall the exercise price per share be less than
(i) the Fair Market Value of a Share determined as of the Date of Grant of the Option, or (ii), if greater, the par value of a Share.

         An Option shall be exercised by delivery of a written notice of exercise, in a form satisfactory to the Committee, to the Corporation at its principal business office and addressed to the attention of the Corporation's Secretary or such other person as the Corporate Secretary may have designated to receive such notice.. The notice shall specify the number of Shares with respect to which the Option is being exercised. The notice shall be accompanied by payment of the exercise price of the Shares for which the Option is being exercised, which payment shall be made under one or more of the methods of payment provided in (g) below. An Option may not be exercised at any one time as to less than 100 Shares, or less than the number of Shares to which the Option is then exercisable if that number is less than 100 Shares.

         (g) Payment. Payment of the exercise price for Shares purchased upon the exercise of an Option shall be made by one, or by a combination of any, of the following methods: (i) in cash, which may be paid by check or other instrument acceptable to the Corporation, or by wire transfer of funds, in each case in United States dollars; (ii) if permitted by the Committee and subject to any terms and conditions it may impose on the use of such methods, by (A) the delivery to the Corporation of other Shares owned by the Participant, or (B) the surrender to the Corporation of Shares that otherwise would have been delivered to the Participant upon exercise of the Option; (iii) to the extent permissible under applicable law, through any cashless exercise sale and remittance procedure that the Committee in its discretion may from time to time approve;
(iv) to the extent permissible under applicable law and permitted by the Committee, by the execution by the Participant and delivery to the Corporation of a promissory note or other instrument evidencing the Participant's agreement to pay part or all of the option exercise price on a deferred or installment payment basis, upon such terms and conditions (including without limitation terms requiring Shares purchased upon the exercise of the Option to be pledged to the Corporation to secure payment of any outstanding balance of the option exercise price ) as the Committee shall require; or (v) any other method of payment as the Committee may from time to time approve.

         For purposes of determining the portion of the exercise price payable upon the exercise of an Option that will be treated as satisfied by the delivery or surrender of Shares pursuant to clause (ii) (A) or (B) above, Shares so delivered or surrendered shall be valued at their Fair Market Value determined as of the Trading Day next preceding the date on which the Option is exercised.

         (h) Incentive Stock Options. Notwithstanding any other provisions of the Plan, Incentive Stock Options granted under the Plan shall be subject to the following provisions:

             (i) No Incentive Stock Option may be granted under the Plan after November 16, 2014, unless the shareholders of the Corporation have approved an extension of the period for granting Incentive Stock Options under the Plan beyond that date.





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             (ii) To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options granted under the Plan and under all other stock option plans maintained by the Corporation are exercisable for the first time by a Participant during any calendar year shall exceed $100,000, the Incentive Stock Options so exercisable shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, the Fair Market Value of Shares as to which any Incentive Stock Option may be exercised shall be determined as of the date on which such Option is granted. The determination of whether the limitation set forth in the second preceding sentence shall apply with respect to any Incentive Stock Option granted under the Plan shall be made in accordance with applicable provisions of section 422 of the Code and the regulations issued thereunder.

             (iii) No Incentive Stock Option shall be granted to an Eligible Employee if, as of the Date of Grant of such Option, such Eligible Employee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, unless (A) the exercise price per Share under such Option is at least 110% percent of the Fair Market Value of a Share determined as of the Date of Grant of such Option, and (B) such Option is not exercisable after the expiration of five years from the Date of Grant of such Option.

             (iv) The instrument evidencing the grant of any Incentive Stock Option shall require that if any Shares acquired upon the exercise of such option are disposed of within 2 years from the Date of Grant of such option, or within one year from the date as of which the Shares disposed of were transferred to the Participant pursuant to the exercise of such option, the Participant shall give the Corporation written notice of such disposition, within ten days following the date of such disposition.

         (i) Other Option Provisions. The instrument evidencing the grant of any Option hereunder may contain such other terms and conditions, not inconsistent with the provisions of the Plan or any applicable law, as the Committee may determine.

         (j) Rights of a Shareholder. Upon the exercise of an Option or any portion thereof in accordance with the Plan, the provisions of the instrument evidencing the grant of such Option and any applicable rules and regulations established by the Committee, the holder of the Option shall have all of the rights of a shareholder of the Corporation with respect to the Shares issued as a result of such exercise.

         6.       AWARDS OF RESTRICTED SHARES AND RESTRICTED UNITS

         Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Restricted Shares or Restricted Units may be granted to such Eligible Employees, at such times, and in such amounts, as the Committee may determine in its discretion. Restricted Shares and Restricted Units shall be granted in accordance with the provisions set forth below.






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         (a) Restrictions and Restricted Period. At the time of each grant of
Restricted Shares or Restricted Units to any Participant, the Committee shall establish a period of time within which the Restricted Shares or Restricted Units covered by such grant (and the Participant's right to receive payment with respect to such restricted Units) may not be sold, assigned, transferred (other than a transfer to the Participant's Beneficiary occurring by reason of the Participant's death), made subject to gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. The Committee in its discretion may prescribe a separate Restricted Period for any specified portion of the Restricted Shares or Restricted Units granted pursuant to any Award.

         (b) Rights While Restricted Shares Remain Subject to Restrictions. Restricted Shares granted to a Participant hereunder shall be issued to the Participant as of the Date of Grant as uncertificated shares. Until the Restrictions to which such shares are subject lapse in accordance with the provisions of (d) below or Section 12(c), the Restricted Shares granted to a Participant shall be held in the Participant's name in a bookkeeping account maintained by the Corporation. A separate account shall be maintained for all Restricted Shares granted to a Participant with a Restricted Period ending on the same date.

         Except for the Restrictions to which such shares are subject, and subject to the forfeiture provisions applicable under (e) below, a Participant shall have, with respect to all Restricted Shares so held for his account, all of the rights of a shareholder of the Corporation, including full voting rights with respect to such shares and the right to receive currently with respect to the Participant's Restricted Shares all dividends and other distributions payable generally on the Corporation's Shares. If any dividends or distributions so payable are paid in Shares, the Shares paid as a dividend or distribution with respect to a Participant's Restricted Shares shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such stock dividend Shares shall themselves be treated as Restricted Shares, and shall be credited to the same account which the Corporation maintains for those Restricted Shares of the Participant with respect to which such stock dividends or distributions were paid.

         Notwithstanding the foregoing, if the instrument evidencing the grant of any Restricted Shares to a Participant so provides, all cash dividends and distributions payable generally on the Corporation's Shares that are otherwise payable with respect to the Restricted Shares granted to the Participant shall not be paid currently to the Participant but instead, shall be applied to the purchase of additional Shares for the Participant's account. The additional Shares so purchased shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such additional Shares shall themselves be treated as Restricted Shares, and shall be credited to the same account which the Corporation maintains for those Restricted Shares of the Participant with respect to which such dividends or distributions were paid. The purchase of any such additional Shares shall be made either (i) through the Corporation's Dividend Reinvestment Plan, or (ii) in accordance with such other procedure as may be specified in the instrument evidencing the grant of the Restricted Shares on which such dividends are paid.

         (c) Rights While Restricted Units Remain Subject to Restrictions. No Shares shall be issued at the time any award of Restricted Units is made hereunder. Restricted Units granted to a Participant hereunder shall be credited to a bookkeeping account maintained by the Corporation for the Participant. A separate account shall be maintained for all Restricted Units granted to a Participant with a Restricted Period ending on the same date, and for all Dividend Equivalent Units that are to be credited to such account in accordance with the next following paragraph.






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         Until the Restrictions applicable to the Restricted Units credited upon grant to any account maintained for a Participant in accordance with the preceding paragraph shall lapse, additional Restricted Units shall be credited to such account with respect to the Restricted Units so credited, as of each Dividend Payment Date. The number of additional Restricted Units to be credited shall be determined by first multiplying (A) the total number of Restricted
Units standing to the Participant's credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates), by (B) the per-share dollar amount of the dividend paid on such Dividend Payment Date and then, dividing the resulting amount by the Closing Price of one share of Common Stock on such Dividend Payment Date.

         (d) Lapse of Restrictions and Payment. Upon the expiration of the Restricted Period for any Restricted Shares or Restricted Units granted to a Participant hereunder but subject to the provisions of (e) below, the Restrictions applicable to such Restricted Shares or Restricted Units shall lapse, and payment with respect to such Restricted Shares or Restricted Units (including any related Dividend Equivalent Units) shall be made in accordance with the following provisions:

             (i) In the case of Restricted Shares, payment shall be made by delivery to the Participant of a stock certificate for the number of such Restricted Shares, free and clear of all Restrictions to which such shares were subject. However, if the Restricted Shares with respect to which the applicable Restrictions have lapsed includes a fractional Share, payment for such fractional Share shall be made in cash, in an amount equal to the Fair Market Value of such fractional Share determined as of the date on which such Restrictions lapsed. Delivery of such stock certificate and any such cash payment shall be made to the Participant as soon after the lapse of the applicable Restriction as is practicable.

             (ii) In the case of Restricted Units (including related Dividend Equivalent Units), payment shall be made (A) by the issuance and delivery to the Participant of a stock certificate for a number of Shares equal to the number of whole Restricted Units and related Dividend Equivalent Units with respect to which the applicable Restrictions have lapsed, and (B) by payment in cash for any fractional Restricted Unit payable as a result of the lapse of such Restrictions, in an amount equal to the Fair Market Value of such fractional Restricted Unit determined as of the date as of which such Restrictions lapsed. Notwithstanding the foregoing, payment for Restricted Units (including related Dividend Equivalent Units) with respect to which the applicable Restrictions have lapsed shall be made solely in cash, in an amount equal to the Fair Market Value of all of such Units and any fractional Unit, determined as of the date on which such Restrictions lapsed, if the instrument evidencing the grant of such Restricted Units so provides. Payment shall be made in such manner and at such time or times as provided in such instrument. If such instrument so permits, payment with respect to any part or all of an Eligible Employee's Restricted Units (including related Dividend Equivalent Units) may be deferred, at the Eligible Employee's election, upon such terms and conditions as are specified in such instrument.

         (e) Termination of Employment. Upon an Eligible Employee's Termination of Employment for any reason prior to the expiration of the Restricted Period for any Restricted Shares or Restricted Units (and related Dividend Equivalent Units) standing to his or her credit immediately prior to such Termination of Employment, the Eligible Employee's right to receive payment with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units shall be forfeited and cancelled as of the date of such Termination of Employment, and no payment of any kind shall be made with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units, except as otherwise provided in the instrument or instruments evidencing the grant of such Shares or Units.

         If the Committee so determines in its discretion, the instrument evidencing the Award of such Restricted Shares or Restricted Units may provide that if the Eligible Employee's Termination of Employment prior to the end of the Restricted Period established for such Restricted Shares or Restricted Units occurs as a result of the Eligible Employee's death, Disability, Retirement, or for any other reason other than discharge by the Corporation or any of its Affiliated Companies for "cause" as defined in such instrument, payment shall be made with respect to all or a Pro Rata Portion of such Restricted Shares or Restricted Units and any related Dividend Equivalent Units. In such case, only the Eligible Employee's right to receive payment with respect to any remaining portion of the Restricted Shares or Restricted Units (and related Dividend Equivalent Units) for which such Restricted Period was established shall be cancelled and forfeited. Any payment required to be made with respect to an Eligible Employee's Restricted Shares or Restricted Units (and related Dividend Equivalent Units) pursuant to this paragraph shall be made as soon as practicable after the date of such employee's Termination of Employment, and shall be made in the manner specified in Section 6(d)

         (f) Notice of Code Section 83(b) Election. A Participant who files an election under section 83(b) of the Code to include in gross income the Fair Market Value of any Restricted Shares granted hereunder while such Shares are still subject to Restrictions shall furnish the Corporation with a copy of the election so filed by the Participant, within ten days of the filing of such election with the Internal Revenue Service.

    7.   AWARDS OF PERFORMANCE SHARES AND PERFORMANCE UNITS

         Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Performance Shares or Performance Units may be granted to such Eligible Employees, at such times, in such amounts, and upon such terms and conditions, as the Committee may determine in its discretion. Performance Shares and Performance Units shall be granted in accordance with the provisions set forth below.

         (a) Establishment of Performance Goals and Performance Targets. In connection with each Award of Performance Shares or Performance Units, the Committee shall establish in writing, and the instrument evidencing the grant of such Award shall specify, (i) the Performance Goal or Goals and the Performance Period that will apply with respect to such Award; (ii) the level or levels of achievement of the Performance Goal or Goals that must be met in order for payment to be made with respect to the Award; (iii) the number of Performance Shares that will be issued and delivered to the recipient of the Award, or the percentage of the Performance Units (and any related Dividend Equivalent Units) credited to the recipient in connection with the Award as to which payment will be made, if the Performance Goal or Goals applicable to such Award (A) have been fully achieved, (B) have been exceeded, or (C) have not been fully achieved but have been achieved at or beyond any minimum or intermediate level of achievement specified in the instrument evidencing the grant of such Award, and (iv) such other terms and conditions pertaining to the Award as the Committee in its discretion may determine. In connection with any such Award made to any Covered Executive, the matters described in the preceding sentence shall be established within such period of time as may be permitted by the regulations issued under section 162(m) of the Code.

         (b) Accounts and Dividend Equivalent Units for Performance Units Awards. No Shares shall be issued at the time any award of Performance Units is made hereunder. Performance Units granted to an Eligible Employee hereunder shall be credited to a bookkeeping account maintained by the Corporation for such employee. A separate account shall be maintained for all Performance Units included in each separate Award of Performance Units made to an Eligible Employee, and for all Dividend Equivalent Units that are to be credited with respect to the Performance Units included in such Award in accordance with the next following sentence. If the instrument evidencing the grant of any Award of Performance Units so provides, Dividend Equivalent Units shall be credited with respect to the Performance Units included in such Award on each Dividend Payment Date occurring within the Performance Period applicable to such Award in the same manner as Dividend Equivalent Units are credited with respect to Restricted Units during the applicable Restricted Period, as set forth in Section 6(c) above.

         (c) Limit on Award Amounts. The total number of Shares for which any Award of Performance Shares may be made to any Eligible Employee, and the total number of Units for which any Award of Performance Units may be made to any Eligible Employee (exclusive of any Dividend Equivalent Units credited with respect to the Performance Units awarded to such employee), may not exceed 75,000 Shares, or 75,000 Units, for each 12-month period included in the Performance Period established for such Award. The foregoing limits shall be subject to adjustment as provided in Section 13.

         (d) Performance Goals for Covered Executives. In the case of any Award of Performance Shares or Performance Units to any Eligible Employee who is a Covered Executive, the Performance Goal or Goals established in connection with such Award shall be based on one or more of the following business criteria, as determined by the Committee in its discretion: (i) the attainment of specified levels of, or increases in, the Corporation's after-tax or pretax return on stockholder's equity, (ii) the attainment of specified levels in the fair market value of the Corporation's Shares; (iii) the attainment of specified levels of growth in the value of an investment in the Corporation's Shares, assuming that all dividends paid on the Corporation's Common Stock are reinvested in additional Shares; (iv) the attainment of specified levels of, or increases in, the Corporation's pre-tax or after-tax earnings, profits, net income, or earnings per share; (v) the attainment of specified levels of, or increases in, the Corporation's earnings before income tax, depreciation and amortization (EBITDA); (vi) attainment of specified levels of, or increases in, the Corporation's net sales, gross revenues or cash flow from operations; (vii) the attainment of specified levels of, or increases in, the Corporation's working capital, or in its return on capital employed or invested; (viii) the attainment of specified levels of, or decreases in, the Corporation's operating costs or any one or more components thereof, or in the amount of all or any specified portion of the Corporation's debt or other outstanding financial obligations.

         Any of the business criteria described in the preceding sentence which the Committee establishes as a Performance Goal may be measured either by the performance of the Corporation and its Affiliated Companies on a consolidated basis, or by the performance of any one or more of the Corporation's subsidiaries, divisions, or other business units, as the Committee in its discretion may determine. In its discretion, the Committee may also establish Performance Goals, based on any of the business criteria described in this
Section 7(d), that require the attainment of a specified level of performance of the Corporation, or any of its subsidiaries, divisions or other business units, relative to the performance of other specified corporations, in order for such Goals to be met.

         The Committee may also, in its discretion, include in any Performance Goal the attainment of which depends on a determination of the net earnings or income of the Corporation or any of its subsidiaries, divisions or other business units, provisions which require such determination to be made by eliminating the effects of any decreases in or charges to earnings for (A) the effect of foreign currency exchange rates, (B) any acquisitions, divestitures, discontinuances of business operations, restructurings or other special charges,
(C) the cumulative effect of any accounting changes, and (D) any "extraordinary items" as determined under generally accepted accounting principles, to the extent that such decreases or charges referred to in clauses (A) through (D) are separately disclosed in the Corporation's Annual Report for each fiscal year within the applicable Performance Period.

         (e) Performance Goals for Non-Covered Executives. In the case of Awards of Performance Shares or Performance Units made hereunder to Eligible Employees who are not Covered Executives, the Performance Goal or Goals applicable to such Awards shall be such corporate or individual goals as the Committee in its discretion may determine.

         (f) Measurement of Performance. At the end of the Performance Period established in connection with any Award, the Committee shall determine the extent to which the Performance Goal or Goals established for such Award have been attained, and shall determine, on that basis, the number of Performance Shares or Performance Units included in such Award that have been earned and as to which payment will be made pursuant to section 7(h) below, subject to the adjustments provide for in Section (7)(g) and the forfeiture provisions of
Section 7(i). In the case of any Award granted to a Covered Executive, the Committee shall certify in writing the extent to which it has determined that the Performance Goal or Goals established by it for such Award have been attained.

         (g) Adjustment of Award Amounts. The Number of Shares or the amount of cash otherwise payable with respect to an Award on the basis of the level of attainment of the applicable Performance Goals as determined by the Committee under Section 7(f) shall be subject to adjustment in accordance with the following provisions.

             (i) To the extent not inconsistent with the terms of the Plan and if the instrument evidencing the Award so provides, the number of Shares or the amount of cash otherwise so payable with respect to an Award to an Eligible Employee who is not a Covered Executive may be increased or decreased to the extent determined by the Committee in its discretion, based on the Committee's evaluation of the Eligible Employee's individual performance or to reflect such other events, circumstances or factors as the Committee in its discretion deems appropriate in determining the extent to which payment should be made with respect to the Eligible Employee's Award.

             (ii) The Committee shall not have any authority to increase the number of Shares or the amount of cash otherwise so payable with respect to any Award to a Covered Executive. However, if the instrument evidencing such Award so provides, the Committee may in its discretion reduce the number of Shares or the amount of cash otherwise so payable with respect to such Award (A) to reflect any decreases in or charges to earnings that were not taken into account pursuant to clause (A),
         (B), (C), or (D) of Section 7(e) in determining net earnings or income for purposes of any Performance Goal established in connection with such Award; (B) to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining net earnings or income for such purposes; (C) to reflect the Committee's evaluation of the Covered Executive's individual performance; or (D) to reflect any other events, circumstances or factors which the Committee believes to be appropriate in determining the extent to which payment should be made with respect to the Covered Executive's Award.

         (h) Payment of Awards. Payment with respect to that number of Performance Shares or Performance Units subject to any Award which the Committee has determined under Section 7(f) above to have been earned, as adjusted to the extent determined by the Committee under Section 7(g), shall be made in accordance with the following provisions:

             (i) In the case of any such Performance Shares, payment shall be made by the issuance and delivery to the Participant of a stock certificate for the requisite number of such Shares. If the instrument evidencing the Award of such Shares so provides, a cash payment shall also be made to the Participant, in an amount equal to all of the dividends that would have been paid to the Participant upon such earned and adjusted number of Shares if such Shares had been issued to the Participant as of the Date of Grant of the Award in question. Such Shares shall be issued and delivered, and, if applicable, such cash payment shall be made, to the Participant as soon as practicable after the end of the Performance Period applicable to the Award in question.

             (ii) In the case of any such Performance Units, (including related Dividend Equivalent Units), payment shall be made (A) by the issuance and delivery to the Participant of a stock certificate for a number of Shares equal to the total number of such whole Performance Units and related Dividend Equivalent Units, and (B) by payment in cash for any fractional Unit in an amount equal to the Fair Market Value of such fractional Unit determined as of the Trading Day immediately preceding the date as of which payment is to be made. Notwithstanding the foregoing, payment for such Performance Units (including related Dividend Equivalent Units) shall be made solely in cash, in an amount equal to the Fair Market Value of all of such Units and any fractional Unit, determined as of the Trading Day immediately preceding the date as of which payment is to be made, if the instrument evidencing the grant of such Performance Units so provides. Payment shall be made in such manner and at such time or times as provided in such instrument. If such instrument so permits, payment with respect to any part or all of an Eligible Employee's Performance Units (including any related Dividend Equivalent Units) may be deferred, at the Eligible Employee's election, upon such terms and conditions as are specified in such instrument.

         (i) Termination of Employment. Upon an Eligible Employee's Termination of Employment for any reason prior to the end of the Performance Period established for any Award of Performance Shares or Performance Units made to the Eligible Employee hereunder, such Award shall be cancelled as of the date of such Termination of Employment, the Eligible Employee's right to receive payment with respect to any Performance Shares or Performance Units included in such Award and any Dividend Equivalent Units that were credited with respect to such Performance Units, shall be forfeited as of such date, and no payment of any kind shall be made with respect to such Award, except as otherwise provided in the instrument evidencing the grant of such Award.

         If the Committee so determines in its discretion, the instrument evidencing any Award of Performance Shares or Performance Units may provide that if the Eligible Employee's Termination of Employment prior to the end of the Performance Period established for such Award occurs as a result of the Eligible Employee's death, Disability, Retirement, or for any other reason other than discharge by the Corporation or any of its Affiliated Companies for "cause" as defined in such instrument, payment shall be made at the end of the Performance Period, in accordance with the provisions of Section 7(h), with respect to all or a Pro Rata Portion of the number of Shares and/or the amount of cash that otherwise would have been payable to the Eligible Employee, as determined in accordance with the provisions of Sections 7(f) and (g), if the Eligible Employee's Termination of Employment had not occurred prior to the end of such Performance Period. In such case, only the Eligible Employee's right to receive payment with respect to any remaining portion of the Performance Shares or Performance Units (and related Dividend Equivalent Units) included in such Award shall be cancelled and forfeited.

    8.   AWARDS TO ELIGIBLE DIRECTORS

         Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Annual Award Units shall be granted to Eligible Directors in accordance with the provisions set forth below:

         (a) Annual Grants. On each Annual Award Grant Date, each member of the Board of Directors who is an Eligible Director on such date shall automatically be granted 1,000 Annual Award Units. Each person who is elected a director of the Corporation by shareholders at an annual meeting of shareholders for the first time (i.e., disregarding any previous election of such person by the Board of Directors) and thereby becomes an Eligible Director shall automatically be granted 1,000Annual Award Units on the date of such annual meeting of shareholders.

         (b) Accounts and Dividend Equivalent Units. No Shares shall be issued at the time any Annual Award Units are granted hereunder. Annual Award Units granted to an Eligible Director hereunder shall be credited to a bookkeeping account maintained by the Corporation for the Eligible Director. As of each Dividend Payment Date occurring prior to the date on which payment with respect to an Eligible Director's Annual Award Units is made pursuant to (c) below, Dividend Equivalent Units shall be credited to the Eligible Director's account with respect to all Annual Award Units (and all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates) standing to the Eligible Director's credit in such account immediately prior to such Dividend Payment Date. The number of Dividend Equivalent Units to be so credited shall be determined in the same manner as Dividend Equivalent Units are credited with respect to Restricted Units during the applicable Restricted Period, as set forth in Section 6(c) above.

         (c) Payment with respect to Annual Award Units. Upon an Eligible Director's Termination of Board Membership for any reason other than removal for cause in accordance with law, the Eligible Director (or if such Termination has occurred by reason of death, his or her Beneficiary) shall be entitled to receive payment with respect to all Annual Award Units and related Dividend Equivalent Units then standing to his or her credit in the account maintained for the Eligible Director pursuant to (b) above. Payment shall be made (i) by the issuance and delivery to the Eligible Director, or to his or her Beneficiary, of a stock certificate for a number of Shares equal to the number of whole Annual Award Units and related Dividend Equivalent Units standing to the Eligible Director's credit immediately prior to such Termination of Board Membership, and (ii) by payment in cash for any fractional Annual Award Unit standing to the Eligible Director's credit at such time. Payment shall be made as soon as practicable after the date on which the Eligible Director's Termination of Board Membership occurs.

         (d) Forfeiture of Annual Award Units. Upon an Eligible Director's Termination of Board Membership as a result of removal for cause in accordance with law, all Annual Award Units and related Dividend Equivalent Units standing to his or her credit immediately prior to such Termination of Board Membership shall be cancelled as of the date of such Termination of Board Membership, the Eligible Director's right to receive payment with respect to such Annual Award Units and Dividend Equivalent Units shall be forfeited as of such date, and no payment of any kind shall be made with respect to such Annual Award Units and Dividend Equivalent Units.

    9.   TRANSFERABILITY OF AWARDS

         Any Option granted to an Eligible Employee under the Plan shall be nontransferable and may be exercised during the Eligible Employee's lifetime only by the Eligible Employee. A Participant's right to receive payment of Shares or cash with respect to any other Award granted to the Participant under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant.

Notwithstanding the foregoing, if the instrument evidencing the grant of any Award other than an Incentive Stock Option so provides, the recipient of such Award may transfer his or her rights with respect to such Award, or any portion thereof, to any "family member" of the recipient, as that term is defined in the General Instructions to Form S-8 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, subject to such limitations, terms and conditions as may be specified in such instrument.

10.      LISTING AND QUALIFICATION OF SHARES

The Corporation, in its discretion, may postpone the issuance, delivery, or distribution of Shares with respect to any Award until completion of such stock exchange listing or other qualification of such Shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

11.      TAXES

         Notwithstanding any other provision of the Plan, the Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to the exercise of any Option or with respect any payments to be made in respect of any other form of Award granted to a Participant under the Plan, including but not limited to (i) deducting the amount of taxes so required to be withheld from any other compensation or other amounts then or thereafter payable to the Participant, and/or (ii) withholding delivery of any Shares or payment of any cash amount otherwise required to be delivered or paid to the Participant with respect to the exercise of such Option, or with respect to such other form of Award, until the amount of taxes so required to be withheld has been paid in full to the Corporation or any of its Affiliated Companies. With the approval of the Compensation Committee and subject to such terms and conditions as it may require, such amount may be paid in Shares previously owned by the Participant, or by the surrender of a portion of the Shares that otherwise would be delivered or paid to such Participant with respect to his or her Award, or by a combination of payments in cash and Shares.

12.      CHANGE IN CONTROL

         Notwithstanding any other provision in the Plan to the contrary (but subject to the "provided, however" clause contained in the definition of "Change in Control" in Section 2), upon the occurrence of a Change in Control, the following provisions shall apply.

         (a) Each Option outstanding under the Plan on the day preceding the date on which the Change in Control occurs shall become immediately and fully exercisable on the date of the Change in Control, and shall remain fully exercisable, irrespective of the Participant's subsequent Termination of Employment for any reason, until the date on which the Option otherwise would expire by the passage of time in accordance with its terms.

         (b) If a Change in Control would be treated as having occurred but for the adoption by the Board of Directors of a resolution described in the "provided, however" clause in the definition of "Change in Control" in Section 2, and if such resolution so provides and has not been rescinded prior to the Change in Control, the Board of Directors shall have the right in its discretion
(i) to direct that all Options then outstanding and held by Participants shall be cancelled as of a date to be fixed by the Board, provided, however, that not less than 30 days written notice of the date so fixed shall be given to each such Participant, and each such Participant shall have the right during such period (irrespective of the Participant's Termination of Employment during such period) to exercise his or her Option as to all or any part of the Shares covered thereby, including any Shares as to which the Option has not yet become exercisable, or (ii) to authorize the substitution for each outstanding Option of a new Option, provided that (A) each such new Option has a value at the time it is granted that is at least equal to the value of the outstanding Option in substitution for which it is granted, and contains terms and conditions no less favorable to the Participant than those contained in his or her outstanding Option, and (B) in the case of any new Incentive Stock Option that is granted in substitution of an outstanding Incentive Stock Option, the requirements of section 424(a) of the Code are met with regard to such substitution.

         (c) The Restricted Periods applicable to all Restricted Shares and Restricted Units (including any related Dividend Equivalent Units) granted to a Participant hereunder that are still outstanding on the day immediately preceding the date on which such Change in Control occurs shall expire on such date; all Restrictions applicable to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall lapse on such date; and the Participant's rights to receive payment with respect to all such outstanding Shares, Restricted Units and related Dividend Equivalent Units shall become nonforfeitable as of such date. Payment with respect to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall be made at the time or times, and in the manner, specified in the instrument or instruments evidencing the grant thereof, except as the Committee may otherwise determine in its discretion at any time prior to the Change in Control.

         (d) The Performance Periods applicable to all Performance Shares and Performance Units (including any related Dividend Equivalent Units) granted to a Participant hereunder that are still outstanding on the day immediately preceding the date on which such Change in Control occurs shall end on such date; all Performance Goals that were established in connection with the Award of such Performance Shares or Performance Units shall be deemed to have been attained as of such date to the fullest extent necessary in order for the Participant to be entitled to receive payment with respect to the maximum number of such Performance Shares, or with respect to the maximum percentage of such Performance Units (and any related Dividend Equivalent Units), as to which payment could be made under the terms of the applicable Awards, as specified in the instrument or instruments evidencing the grant thereof; and the Participant shall acquire on such date a nonforfeitable right to receive payment with respect to such maximum number of Performance Shares (including any cash payment with respect to dividends that would have been paid thereon, if the instrument evidencing the grant of such shares provides for such cash payment), or with respect to such maximum percentage of Performance Units (and any related Dividend Equivalent Units), determined without any adjustment under Section 7(g)(i) or (ii); provided, however, that any Participant who, pursuant to
Section 7(i), would have been entitled to receive payment with respect to only a Pro Rata Portion of the number of Shares or the amount of cash otherwise payable with respect to such Performance Shares or Performance Units if no Change in Control had occurred, shall be entitled to receive only a Pro Rata Portion of the payment that otherwise would be made with respect to such Performance Shares or Performance Units under the provisions of this Section 7(d). Payment with respect to such Performance Shares, Performance Units and related Dividend Equivalent Units shall be made at the time or times, and in the manner, specified in the instrument or instruments evidencing the grant thereof, except as the Committee may otherwise determine in its discretion at any time prior to the Change in Control.

         (e) If any payment that is required to be made hereunder with respect to any outstanding Award as a result of the occurrence of a Change in Control is to be made by the issuance and delivery of Shares to the Participant, the Corporation shall take whatever steps are necessary to cause such Shares to be issued to the Participant, and to be treated as outstanding, at the effective time of the transaction constituting the Change in Control.

13.      CERTAIN ADJUSTMENTS TO SHARES

         In the event of any change in the shares of Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase shares of Common Stock at a price substantially below fair market value, or any similar change affecting the shares of Common Stock, (i) the maximum aggregate number and kind of shares specified herein as available for the grant of Awards, or for the grant of any particular form of Award, under the Plan, (ii) the number and kind of shares that may be issued and delivered to Participants upon the exercise of any Option, or in payment with respect to any Award of Restricted Shares or Performance Shares, that is outstanding at the time of such change, (iii) the number and kind of shares represented by any Restricted Units, Performance Units, Annual Award Units or Dividend Equivalent Units that are outstanding at the time of such change, and (iv) the exercise price per share of any Options granted hereunder that are outstanding at the time of such change, shall be appropriately adjusted consistent with such change in such manner as the Compensation Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder.

         In the case of any outstanding Incentive Stock Option, any such change shall be made in the manner that satisfies the requirements that must be met under section 424 of the Code in order for such change not to be treated as a "modification" of such Option as defined under section 424 of the Code.

         The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

14.      ADMINISTRATION

         The Plan shall be administered in accordance with the provisions set forth below.

         (a) In General. Except as otherwise specifically provided in the Plan, the Plan shall be administered by (i) the Board of Directors, with respect to all matters pertaining to Awards that may be granted or that have been granted hereunder to Eligible Directors; (ii) by the Compensation Committee, with respect to all matters pertaining to Awards that may be made or that have been made to Eligible Employees, except as otherwise provided in (iii); and (iii) by the CEO, with respect to those specific matters pertaining to Awards to Eligible Employees who are not Elected Officers that are within the scope of the authority granted to the CEO under (d) below or delegated by the Compensation Committee to the CEO pursuant to (e) below.

         (b) The Committee's Authority and Powers. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, to interpret the Plan, and to make all determinations it considers necessary or advisable for the administration of the Plan. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review under a "de novo," rather than a deferential, standard.

         (c) Modification of Awards. To the extent not inconsistent with the terms of the Plan or any provision of applicable law, the Committee in its discretion may waive or modify any of the terms and conditions set forth in the instrument evidencing the grant of any Award made to a Participant hereunder, including without limitation, (i) in the case of any Option, to permit such Option to become exercisable as to any portion of the Shares subject to the Option at any time earlier than the time specified in such instrument, to extend the term of such Option beyond the date specified in such instrument as the expiration date for the term of the Option (but not beyond the day immediately preceding the tenth anniversary of the Date of Grant of the Option), or to permit such Option, to the extent it has become or becomes exercisable, to remain exercisable for any period of time (including any period after the Eligible Employee's Termination of Employment) beyond the period of time specified in such instrument but not beyond the date of expiration of the Option, including any extension thereof permitted under this clause (i); and
(ii) in the case of any Award of Restricted Shares or Restricted Units, to cause the Restricted Period applicable to such Restricted Shares or restricted Units to expire, and the Restrictions applicable to such Restricted Shares or Restricted Units to lapse, as of any date earlier than the date provided for in such instrument;

         Notwithstanding the foregoing, no waiver or amendment may be authorized or directed by the Committee pursuant to this Section 14 (c) without the consent of the Participant if (A) it would adversely affect, to any material extent, any of the rights or obligations of the Participant with respect to such Award, or
(B) in the case of any Option granted hereunder that was intended to constitute an Incentive Stock Option, if such waiver or amendment would cause such Option to fail to be treated as an "incentive stock option" within the meaning of section 422 of the Code. In addition, no such waiver or amendment may be authorized or directed by the Committee pursuant to this Section 14(c) with respect to any Option, Performance Shares or Performance Units awarded to any Covered Executive, if such waiver or amendment would cause the delivery of Shares or the payment of any cash amounts that are made with respect to such Award to fail to be deductible for federal income tax purposes pursuant to the applicable provisions of section 162(m) of the Code and the regulations issued thereunder.

         (d) The CEO's Authority and Powers. With respect to such number of Shares as the Compensation Committee may in its discretion determine to be available from time to time for the grant of Awards in any form to Eligible Employees who are not Elected Officers, the CEO shall have the authority (i) to determine which of such Eligible Employees shall receive Awards in each form specified by the Compensation Committee; (ii) to determine the time or times when Awards in such form shall be made to such Eligible Employees; (iii) to determine the number of Shares that will be subject to any Option, or the number





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

of Restricted Shares, Restricted Units, Performance Shares or Performance Units, to be included in any Award to any such Eligible Employee; (iv) with respect to any Award of Performance Shares or Performance Units made to any such Eligible Employees, to make all determinations which the Committee is authorized to make with respect to such Award under the provisions of Section 7(a)(i),(ii) and
(iii), Section 7(e) and Section 7(g)(i); and (v) with respect to any Awards made to any such Eligible Employees pursuant to the CEO's exercise of the authority granted to him under this Section 14(d), to exercise all of the authority and powers granted to the Committee under (b) above and under the second paragraph of (e) below, but only to the extent that any such exercise by the CEO is not inconsistent with any action taken by the Compensation Committee, or with any determination, decision or interpretation of the Plan made by the Compensation Committee, under (b) above or any delegation made by the Compensation Committee under the second paragraph of (e) below.

         Except for the matters specified in the foregoing paragraph and any additional matters pertaining to Awards to Eligible Employees who are not Elected Officers with respect to which authority has been granted to the CEO pursuant to (e) below, the CEO shall not have any of the authority or powers otherwise granted to the Committee under any other provisions of the Plan.

         The Compensation Committee in its discretion may at any time, by resolution duly adopted by it and without any amendment of the Plan, revoke or modify in any manner or respect the authority and powers granted to the CEO under this Section 14(d).

         (e) Delegation. In addition to the authority and powers granted to the CEO under (d) above, the Compensation Committee in its discretion may, by resolution duly adopted by it, delegate to the CEO authority with respect to such other matters pertaining to Awards to Eligible Employees who are not Elected Officers as the Compensation Committee may specify in such resolution. Any authority so delegated to the CEO may be revoked or modified by the Compensation Committee, in whole or in part, at any time.

         The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers or other employees of the Corporation or any of its Affiliated Companies.

         (f) Non-U.S. Participants. In order to comply with any applicable provisions of local law and regulations in any foreign country in which the Corporation or any of its Affiliated Companies operates, the Committee may in its sole discretion (i) modify the terms and conditions of Awards granted under the Plan to Eligible Employees located in such foreign country, (ii) establish subplans with such modifications to the terms of the Plan as it determines to be necessary or appropriate under the circumstances applicable in such foreign country, or (iii) take any other action that it deems necessary or appropriate in order to comply with, or obtain any exemptions from the applicability of, the local laws and regulations in such foreign country.






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

15.      DESIGNATION AND CHANGE OF BENEFICIARY

         Each Participant shall file with the Committee, or with such employee of the Corporation who has been designated by the Committee to receive same, a written designation of one or more persons as the Beneficiary who shall be entitled to receive any Shares or cash amount payable under the Plan upon or after the Participant's death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee or its designee. The last such designation received by the Committee or its designee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 15, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any Shares or cash amount payable under the Plan with respect to the Participant after his or death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

16.      AMENDMENT OR TERMINATION

         The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the Plan shall adversely affect the rights of any Participant with respect to any Awards previously granted to the Participant without his or her written consent, and
(b) no amendment which constitutes a "material revision" of the Plan, as the term material revision is defined in the applicable rules of the New York Stock Exchange, shall be effective unless approved by the shareholders of the Corporation in the manner required by such rules and by applicable law.

17.      GENERAL PROVISIONS

         (a) Rights of Participants. A Participant's rights and interests under the Plan shall be subject to the following provisions:

             (i) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation or the applicable Affiliated Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in the Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

             (ii) Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of the Corporation or any of its Affiliated Companies, or shall interfere with the right of the Corporation or any of its Affiliated Companies with whom the Participant is employed to terminate the Participant's employment at any time subject, however, to the Participant's rights under any employment contract in effect between the Participant and the Corporation or any of its Affiliated Companies.

             (iii) No Award made to a Participant under the Plan, and no payment made with respect to such Award, shall be considered as compensation under any employee benefit plan of the Corporation or any of its Affiliated Companies, except as specifically provided in such plan or as otherwise determined by the Board of Directors.





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

         (b) Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

         The provisions of the Plan and the terms and conditions contained in the instrument evidencing any Award made to a Participant hereunder shall be binding upon the Participant, his or her successors and permitted transferees.

         (c) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York.

16.      EFFECTIVE DATE

         The Plan was adopted on September 17, 2004 by the Board of Directors, subject, however, to approval by the shareholders of the Corporation, in accordance with the requirements of the New York Stock Exchange and applicable law, at the 2004 annual meeting of the Corporation's shareholders including any adjournment thereof. The effective date of the Plan shall be the date of such approval by the Corporation's shareholders, and no Awards may be granted hereunder prior to such date.





















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